UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2021

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement

FirstFire Note Waiver and Amendment

On January 13, 2021, RespireRx Pharmaceuticals Inc. (the “Company”) and FirstFire Global Opportunities Fund LLC (“FF”) entered into a Waiver and Amendment (the “FF Amendment”) to that certain Convertible Promissory Note, dated July 2, 2020 (the “FF Note”).

Pursuant to the FF Amendment, FF waived the following defaults under the FF Note: (i) the Company’s failure to make amortization payments that were due on each of November 1, 2020, December 1, 2020 and January 1, 2021; (ii) the Company’s failure to give prior written notice to FF of the January 5, 2021 10-for-1 reverse stock split (the “Reverse Split”); (iii) the Company’s failure to maintain the listing of the common stock of the Company, par value $0.001 per share (“Common Stock”) on the OTC QB Venture Market; and (iv) the Company’s failure to give the required prior notice of the record date of the special meeting of shareholders called to approve the Reverse Split.

In addition, the FF Amendment amends the schedule of amortization payments under the FF Note such that no amortization payment is due until February 28, 2021, when $121,000 will be due. The remaining $30,250 will be due on March 1, 2021, unless earlier paid by FF’s conversion of the FF Note.

The FF Amendment also amends the FF Note such that no adjustment was made to the conversion price of the FF Note as a result of the Reverse Split.

The FF Note was filed by the Company on July 7, 2020 as an exhibit to a Current Report on Form 8-K.

White Lion Note Waiver

On January 13, 2021, the Company and White Lion Capital, LLC (“WL”) entered into a Waiver (the “WL Waiver”) with respect to that certain 8% Fixed Promissory Note, dated July 28, 2020, as amended by that Amendment No. 1 to 8% Fixed Promissory Note, dated September 30, 2020 (as amended, the “WL Note”).

Under the terms of the WL Waiver, WL waives the Company’s failure to maintain the listing of its Common Stock on the OTC QB Venture Market. This waiver is effective through and until February 9, 2021. The WL Waiver further provides that, if the Common Stock is relisted on the OTC QB Venture Market on or before February 9, 2021, the parties agree that no event of default will be deemed to have occurred as a result of the previous delisting.

The WL Note was filed by the Company on August 3, 2020, and the amendment was filed on October 5, 2020, each as exhibits to Current Reports on Form 8-K.

The foregoing descriptions of the FF Amendment and the WL Waiver do not purport to be complete and are qualified in their entirety by reference to the FF Amendment and the WL Waiver, copies of which are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Waiver and Amendment to Convertible Promissory Note, dated January 13, 2021, by and between RespireRx Pharmaceuticals Inc. and FirstFire Global Opportunities Fund LLC.
99.2	Waiver with Respect to 8% Fixed Promissory Note, dated January 13, 2021, by and between RespireRx Pharmaceuticals Inc. and White Lion Capital, LLC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2021	RESPIRERX PHARMACEUTICALS INC. (Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis
SVP, CFO, Secretary and Treasurer